Exhibit 4.13

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 4, 2010 among Graham Packaging GP Acquisition LLC, a Delaware limited liability company (“GPALLC”), Graham Packaging LP Acquisition LLC, a Delaware limited liability company (“LPALLC”), WCK-L Holdings, Inc., a Delaware corporation (“WCK”), Liquid Container Inc., a Delaware corporation (“LCI”), CPG-L Holdings, Inc., a Delaware corporation (“CPG”), Graham Packaging LC, L.P., a Delaware limited partnership (“Graham Packaging LC”), Graham Packaging PX Holding Corporation, a Delaware corporation (“Graham PX Holding), Graham Packaging PX, LLC, a California limited liability company (“Graham PX”), Graham Packaging PX Company, a California general partnership (together with GPALLC, LPALLC, WCK, LCI, CPG, Graham Packaging LC, Graham PX Holding and Graham PX, the “New Guarantors”), Graham Packaging Company, L.P., a Delaware limited partnership (the “Company”), GPC Capital Corp. I, a Delaware corporation (the “Corporate Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereto and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS the Issuers, the Guarantors and the Trustee have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 7, 2004, providing for the issuance of the Issuers’ 9 7/8% Senior Subordinated Notes due 2014 (the “Notes”), initially in the aggregate principal amount of $375,000,000;

WHEREAS Section 11.07 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuers’ obligations under the Notes pursuant to a Senior Subordinated Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

New Guarantors:

GRAHAM PACKAGING GP ACQUISITION LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

GRAHAM PACKAGING LP ACQUISITION LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

WCK-L HOLDINGS, INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

LIQUID CONTAINER INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

[Signature Page to Subordinated Supplemental Indenture]

CPG-L HOLDINGS, INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

GRAHAM PACKAGING LC, L.P.

By: Liquid Container Inc., its General Partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

GRAHAM PACKAGING PX HOLDING CORPORATION

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

GRAHAM PACKAGING PX, LLC

By: Graham Packaging PX Holding Corporation, its Sole Member

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Vice Chairman

[Signature Page to Subordinated Supplemental Indenture]

GRAHAM PACKAGING PX COMPANY

By:	Graham Packaging PX Holding Corporation, its partner
By:	Graham Packaging PX, LLC, its partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

Issuers:

GPC CAPITAL CORP. I

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING COMPANY, L.P.
By:	GPC Opco GP, LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

[Signature Page to Subordinated Supplemental Indenture]

Guarantors:

GRAHAM PACKAGING HOLDINGS COMPANY
By:	BCP/Graham Holdings LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Assistant Treasurer

GPC SUB GP LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING LATIN AMERICA, LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING POLAND, L.P.
By:	GPACSUB LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

[Signature Page to Subordinated Supplemental Indenture]

GRAHAM RECYCLING COMPANY, L.P.
By:	GPC Sub GP LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING FRANCE PARTNERS
By:	Graham Packaging Company, L.P., its partner
By:	GPC Opco GP LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING WEST JORDAN, LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING ACQUISITION CORP

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING PLASTIC PRODUCTS INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

[Signature Page to Subordinated Supplemental Indenture]

GRAHAM PACKAGING PET TECHNOLOGIES INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING REGIOPLAST STS INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING INTERNATIONAL PLASTIC PRODUCTS INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING LEASING USA LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING COMERC USA LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

[Signature Page to Subordinated Supplemental Indenture]

GRAHAM PACKAGING CONTROLLERS USA LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING TECHNOLOGICAL SPECIALTIES LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING MINSTER LLC

By:	/s/ David W. Bullock
Name: David Bullock
Title: Chief Financial Officer and Secretary

GPACSUB LLC

By:	/s/ David W. Bullock
Name: David Bullock
Title: Chief Financial Officer and Secretary

Trustee:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Leslie Lockhart
Name: Leslie Lockhart
Title: Senior Associate

[Signature Page to Subordinated Supplemental Indenture]